Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-44429, 333-85565, 333-77201 and 333-43542 of Comverse Technology, Inc. on
Form S-8 and in Registration Statement No.'s 333-86343, 333-77221, 333-63891 and 333-30799 of Comverse Technology, Inc. on Form S-3 of our report dated September 20, 2000, appearing in this Current Report on Form 8-K of Comverse Technology, Inc.



/s/ DELOITTE & TOUCHE LLP

New York, New York
September 25, 2000










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